UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2009 (March 10, 2009)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	333-141128-05	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 11, 2009, Freescale Semiconductor, Inc. (the “Company”), a wholly-owned subsidiary of Freescale Semiconductor Holdings I, Ltd., issued a press release announcing the termination and final results of its note invitations to eligible holders of its Senior Floating Rate Notes due 2014 (the “Senior Floating Rate Notes”), 8.875% Senior Fixed Rate Notes due 2014 (the “Senior Fixed Rate Notes”) and 10.125% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”) and the extension of the termination date of its note invitation to eligible holders of its 9.125%/9.875% Senior PIK-Election Notes due 2014 (the “Senior Toggle Notes” and, together with the Senior Floating Rate Notes, the Senior Fixed Rate Notes and the Senior Subordinated Notes, the “existing notes”) to participate as a lender in its new incremental term loans under its senior secured credit facility. The new termination date with respect to the note invitation to eligible holders of the Senior Toggle Notes is midnight, New York City time, on March 24, 2009, unless further extended by the Company. In addition, the Company waived the $250,000,000 limitation with respect to the maximum acceptance amount of principal amount of Senior Toggle Notes in the note invitation for such notes (the “Senior Toggle Notes limit”).

Title of Existing Notes to be Delivered	Outstanding Principal Amount (in millions)	Acceptance Priority	Maximum Acceptance Amount of Principal Amount of Existing Notes (in millions)		Principal Amount of Each Issue of Existing Notes Delivered
Senior Toggle Notes	$1,500.000	1	N/A	*	$941,301,000
Senior Subordinated Notes	$1,510.554	2	$746.268		$958,078,000
Senior Floating Rate Notes	$475.000	3	N/A		$281,215,000
Senior Fixed Rate Notes	$2,287.064	4	N/A		$844,575,000

*	As mentioned above, the Senior Toggle Notes limit has been waived by the Company.

The Company anticipates that the closing date for the note invitations with respect to the Senior Subordinated Notes, the Senior Floating Rate Notes and the Senior Fixed Rate Notes will be March 17, 2009.

A copy of the March 11, 2009 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1        Press Release issued March 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: March 11, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press release dated March 11, 2009